SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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First State Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST STATE FINANICIAL CORPORATION

22 S. Links Ave. Suite 100

Sarasota, FL 34236

Notice of Annual Meeting of Shareholders

To be held April 9, 2007

Dear Shareholders:

The Annual Meeting of Shareholders of First State Financial Corporation (the “Company”) will be held in Sarasota County, Florida, at the Longboat Key Club located at 301 Gulf of Mexico Drive, Longboat Key, FL 34228 at 2:00 p.m. EST, on Monday, April 9, 2007, for the following purposes:

1.	To elect directors to serve until the Annual Meeting of Shareholders in 2008.

2.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 9, 2007 are entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

All shareholders are cordially invited to attend the meeting in person. Those shareholders who plan to attend are requested to indicate by marking the appropriate space on the enclosed proxy card. Any shareholder attending the Annual Meeting may vote in person even though he or she has previously returned a proxy.

A form of proxy card and the Proxy Statement of the Company relating to the Annual Meeting of Shareholders are enclosed. Please complete, date, sign and return the enclosed proxy card promptly so that your shares can be voted, regardless of whether you expect to attend the meeting.

A copy of the Company’s 2006 Annual Report to shareholders is also enclosed.

By order of the Board of Directors,

Corey J. Coughlin

President and Chief Executive Officer

March 9, 2007

Sarasota, Florida

FIRST STATE FINANCIAL CORPORATION

Annual Meeting of Shareholders

to be held on April 9, 2007

PROXY STATEMENT

General

Our board of directors is soliciting proxies for the 2007 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

Our board set March 9, 2007 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 5,875,500 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of such shares, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint Neal W. Scaggs and Thomas W. Wright as your representatives at the meeting. Unless you revoke your proxy, Messrs. Scaggs and Wright will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Scaggs and Wright will vote your proxy FOR the election to the board of directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Scaggs and Wright will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing others for their expenses of forwarding copies of the proxy materials to our shareholders. We are distributing this proxy statement on or about March 9, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless you specify otherwise on the accompanying proxy, the shares represented by the proxy will be voted for the election of the listed nominees to serve as Directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified. If a quorum is present at the Meeting, the plurality of the votes cast by the shares entitled to vote in the election of Directors at the Meeting is required to elect each nominee.

Nominees

Robert H. Beymer, age 78, is Chairman of the Board and Director of First Sentry Bank in Huntington, West Virginia. He served as President of the Company from 1999 to 2002, and President of the Company’s wholly-owned subsidiary, First State Bank (the “Bank”) from 2000 to 2002. He is the former President and Chief Executive Officer of St. Mary’s Bank in Franklin, Louisiana and First Guaranty Bank in Hammond, Louisiana.

Corey J. Coughlin, age 60, is President and Chief Executive Officer of the Company since May 2003 and President and Chief Executive Officer of the Bank since July 2002. He previously served as founder of CJC Financial Services from March 1999 to July 2002.

Daniel P. Harrington, age 51, is President of HTV Industries, Inc. headquartered in Cleveland, Ohio. He serves as a director for Biopure Corp.*, Churchill Downs Inc., First Guaranty Bank* and Portec Rail Products, Inc.*

Marshall Reynolds, age 69, is Chairman and Chief Executive Officer of Champion Industries.* He serves as a director for Abigail Adams National Bancorp, Inc.*, First Guaranty Bank*, Portec Rail Products, Inc.*, and Premier Financial Bancorp, Inc.*

Neal W. Scaggs, age 71, is President of Bucane Inc., Southern Equipment, Auto Mechanic’s and Parts, Co. and Baisden Brothers, Inc. located in West Virginia and Florida. He serves as a director for Portec Rail Products, Inc.*, Premier Financial Bancorp, Inc.*, and Champion Industries*.

Robert L. Shell, age 62, is Chairman and Chief Executive Officer of Guyan International, a manufacturer of hydraulic pumps.

Thomas W. Wright, age 55, is President and Chief Executive Officer of NexQuest, an investment company. He serves as a director for Portec Rail Products, Inc.* and Premier Financial Bancorp, Inc.*

The Board of Directors recommends a vote “FOR” the election of all nominees.

*	Denotes publicly held companies.

BOARD GOVERNANCE

The Board of Directors and Committees

Our Board of Directors held five meetings during 2006. Each director attended at least 75% of the board meetings that were held while serving as a director during the year. Each director who served on a committee attended all of the committee meetings. During 2006, our Board of Directors had standing Audit, Compensation and Nominating Committees, however no meetings were held for the Nominating Committee. During 2006 the Audit Committee of the Board of Directors held two meetings and the Compensation Committee of the Board of Directors held one meeting during 2006.

Our Board of Directors consists of seven members, six of whom are not officers of our Company (“Outside Director”) and one of whom is an officer of our Company (“Inside Director”), as our Chief Executive Officer serves as the CEO of our Company and its subsidiary and director of our Company. Our Board of Directors believes that our ratio of Outside Directors to Inside Directors represents a commitment to the independence of our Board and a focus on matters of importance to our shareholders. Our Board has determined that all six of the Outside Directors are “independent” as that term is defined under the listing standards of the National Association of Securities Dealers with no transactions, relationships or arrangements that would suggest otherwise.

(a)	Audit Committee. The Audit Committee consists of Messrs. Harrington, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent in accordance with the National Association of Securities Dealers listing standards. Pursuant to the provisions of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring companies to disclose whether or not at least one member of the audit committee is a “financial expert” as defined in such rules, and, if not, why. None of the current members of the Audit Committee meets the criteria set forth in such rules qualifying them as “financial expert,” which is basically limited to those who have prepared or audited comparable public company financial statements. While it might be possible to recruit a person who meets these qualifications, the Board has determined that in order to fulfill all of the functions of the Board and the Audit Committee, each member of the Board and Audit Committee should meet all the criteria that has been established by the Board for Board membership, and it is not in the best interest of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications we seek. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system and receives reports on activities of the internal auditing department. It recommends the independent registered certified public accounting firm to the Board of Directors, approves all services provided by the independent registered certified public accounting firm and related fees, and reviews the scope of the audits and the actual audits performed by both the independent registered certified public accounting firm and the internal auditors. It is responsible for ensuring that the audit findings are adequately addressed. The Audit Committee of the Board of Directors has delegated its authority, when deemed necessary to the Audit Committee of First State Bank, which consists of three independent directors, of which the chairman is considered a “financial expert” as defined by the SEC. The Chairman of the Audit Committee of First State Bank reports to the Audit Committee of the Board of Directors on a regular basis. During 2006 the Audit Committee held two meetings. The Audit Pre-Approval Policy is included as Appendix A of this document. The Audit Committee Charter is included as Appendix B of this document and on our website at: www.firststatefl.com.

(b)

Compensation Committee. The Compensation Committee consists of Messrs. Reynolds, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Committee held one meeting during 2006. The Compensation Committee was delegated the duties of establishing and administering an executive compensation program. Its activities include reviewing and approving the design of the program, setting performance goals, assessing executive performance and making grants of salary, bonuses and incentive compensation. The Compensation Committee also administers the 2004 Stock Plan. The Compensation Committee of the Board of Directors has delegated authority to the Compensation Committee of First State Bank, which consists of three independent directors, one being Messrs. Wright. The Compensation Committee of First State Bank has been delegated the authority to approve increases to base salaries and annual cash bonuses to all employees except for the Chief Executive Officer. The Chief Executive Officer’s compensation is determined by the Compensation Committee of the Board of Directors of our Company. Executive Officers may provide their input regarding employee performance and considerations for compensation amounts and form to the Chief Executive Officer, and it is the Chief Executive Officer’s recommendation that is presented to the Compensation Committee for approval. Director compensation is determined by the Compensation Committee. When deemed appropriate recommendations and analysis’ completed by consultants will be taken into consideration in determining executive and director compensation. See our ‘Compensation Discussion and Analysis’ for the results of our compensation review completed by Clark Consulting in 2006. The Compensation Committee Charter is included as Appendix C of this document.

(c)

Nominating Committee. The Nominating Committee consists of Messrs. Harrington, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Committee held no meetings during 2006. The Nominating Committee conducts a process of identifying and evaluating Board nominees. The Nominating Committee will also consider candidates recommended by Shareholders (see the caption “Shareholder Proposal”). Director candidates recommended by shareholders should be in writing and delivered to the President and Chief Executive Officer of our Company at the principal executive offices of the Company at 22 South Links Avenue, Sarasota, FL 34236, no later than 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders. All communications will be compiled by the President and Chief Executive Officer and submitted to the members of the Board. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange commission’s proxy rules. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, and who would be effective as a Director in conjunction with the full board and collectively serving the long-term interests of the Company’s shareholders. In addition, candidates must be available for meetings and consultations on Company matters and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on our Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. The Nominating Committee Charter is included on our website at www.firststatefl.com.

We do not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Shareholders, but we encourage our Directors to attend and historically, most have done so. With respect to the 2006 Annual Meeting of Shareholders, all members of the Board attended.

Directors Compensation

Our directors are paid fees for attendance of board and committee meetings. During 2006, directors were paid $350 for each board meeting, with the Chairman of the Board receiving $425, and $250 for each committee meeting.

Report of the Audit Committee

The following report on the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission. The Audit Committee has met and held discussions with management and the independent registered certified public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered certified public accounting firm. The Audit Committee discussed with the independent registered certified public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee discussed with the Company’s internal audit staff and its independent registered certified public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal audit staff and its independent registered certified public accounting firm to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also approves all services provided by the independent registered certified public accounting firm and related fees.

The Audit Committee has received the written disclosures and the letter from the independent registered certified public accounting firm required by Independence Standards Board Standard No.1 “Independence Discussions with Audit Committees,” as may be modified or supplemented, and has discussed with the independent registered certified public accounting firm the independent registered certified public accounting firm’s independence. The members of the Audit Committee are independent as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Neal W. Scaggs, Chairman

Daniel P. Harrington

Thomas W. Wright

Compensation Discussion and Analysis

Our Board of Directors has designated a Compensation Committee to assist the Board in discharging its responsibilities relating to (i) the compensation of our Chief Executive Officer, our Chief Executive Officer of First State Bank, and the senior officers of the Company and its subsidiaries; (ii) the administration of specific incentive compensation plans that the Committee is assigned responsibility to administer, including stock plans, and incentive compensation plans; (iii) assessing the effectiveness of succession planning relative to our Chief Executive Officer, the Bank Chief Executive Officer and members of Senior Management; and (iv) the approval, review and oversight of certain of our other benefit plans.

The Compensation Committee consists of three independent directors: Neal W. Scaggs, as Chairman, and Marshall Reynolds and Thomas W. Wright, as committee members. See Appendix C for the Compensation Committee Charter that governs the committee.

Plan Objectives

We recognize that competitive compensation is critical for attracting, motivating, and rewarding qualified executives. In order to meet the objective of attracting and retaining qualified executives we have established a Compensation Committee. This Committee administers the compensation plan for our top executives. The fundamental objective of our compensation program is to offer competitive compensation and benefits for all employees, including executive officers, to compete for and retain talented personnel who will lead us in achieving levels of financial performance that enhance shareholder value.

Elements of Compensation

Our executive compensation consists of three core components: salary, annual cash bonus, and long-term compensation through the granting of stock options. We also provide matching 401(k) contributions and other customary perquisites to our executive officers. Each element of compensation is paid to be competitive with comparable banks and to align management’s incentives with the long-term interests of our shareholders. For our executive officers, we design each element of compensation to reward company-wide performance through tying awards primarily to the achievement of earnings and growth plans. For non-executive officers, we design each element of compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although company-wide performance is also a factor.

The Compensation Committee determines the amount of each element of compensation, by reviewing the current compensation mix for each executive in comparison to our company-wide performance, our long-term objectives and the scope of their responsibility. To remain competitive compensation studies conducted by objective third parties may also be taken into consideration when determining compensation amounts. The Compensation Committee attempts to achieve an appropriate balance between base salary, cash bonuses, and long-term equity incentives for all of our executive officers. The Compensation Committee did not assign relative weights to the factors considered in setting these salaries, cash bonuses and long-term equity incentives.

Base Salaries

We want to provide our senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. For our Chief Executive Officer, in 2006 we concluded that a base salary of $182,656 was appropriate in this regard, and with the approval of the Compensation Committee of the Board of Directors the Chief Executive Officer’s salary for 2007 increased approximately 18% to $215,000. For our Chief Financial Officer we concluded that a base salary of $100,306 was appropriate for 2006 and with the Chief

Executive Officer’s recommendation and the approval of the Compensation Committee of First State Bank the Chief Financial Officer’s salary increased 9% to $109,333 in 2007. The remaining named executive officers also received base salary increases with the approval of the Compensation Committee of First State Bank. The Senior Lending Officer received a base salary of $104,941 in 2006 and his salary increased 12% to $117,533 in 2007. The Senior Retail Officer received a base salary of $114,348 in 2006 and received an increase of 14% to $130,307 for 2007. The Senior Loan Production Officer was paid a base salary of $131,250 in 2006 and his salary increased 10% to $144,375 in 2007.

The base salary increases were based on several factors: 1) in-part, increases for the cost of living, 2) the achievement of performance objectives and 3) increased responsibility as a result of our growth. We believe that the base salaries and pay increases are commensurate to their individual performance and contributions to the Company and in-alignment with comparable banks.

Bonuses

Our practice is to award cash bonuses based upon the achievement of company-wide and personal performance objectives. Company-wide performance objectives include the achievement of targeted returns on average asset, net interest margin, combined with loan and deposit growth in order to achieve the targeted increase in net income and asset growth. Achieving the targeted net income is the overall company-wide objective, as the growth in net income has a direct correlation with the interests of our shareholders.

The remainder of executive management has more specific performance goals. Where an employee has responsibility for a particular operation or department, the performance goals are heavily weighted toward the operational performance of those operations. Specific targets are set for department heads, such as deposit and loan growth. The incentive payout for the EVP/Senior Lending Officer is based on a factor of loan production. Where an employee has broader corporate responsibility, such as our Chief Executive Officer and Chief Financial Officer their particular objectives for the year are tied closer to the overall company-wide performance.

Equity Compensation

Historically, the primary form of equity compensation that we awarded consisted of non-qualified stock options. Since 2002 we began issuing incentive stock options because of the favorable accounting and tax treatments and the near universal expectation by employees in our industry that receive stock options. In January 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), “Stock-based Payment” and we began to recognize the fair value of stock options as compensation expense over the five year vesting period.

The equity–based compensation is determined after the close of the calendar year, typically during the first quarter of the following year. This allows the Chief Executive Officer to provide his recommendation and the compensation committee to review the results of our performance relative to the profit and growth plan. Our practice is to assign an exercise price to stock options granted equal to the closing price of our stock on the date of grant. Grants were made on February 14, 2006 for the previous fiscal year and grants for the current fiscal year have yet to be determined, if any.

For our President and Chief Executive Officer and Executive Vice-President of the Bank, David Ruppel, the stock options granted in February 2006 were 10,000 and 18,000, respectively. Stock options earned during 2006 and awarded during February 2007 were as follows: 10,000 stock options were granted to our President and Chief Executive Officer, 1,500 stock options were granted to our Chief Financial Officer, 3,000 stock options were granted to the Senior Lending Officer, 1,500 stock options were granted to the Senior Retail Officer and 3,000 stock options were granted to the Manager of Loan Production. The amounts realizable from prior compensation, specifically the future exercise of stock options, will not be considered in setting other elements of compensation.

Benchmarking of Compensation

To assist us in establishing a competitive overall compensation program if performance goals are met, in June 2006 we engaged Clark Consulting, a nationally recognized consulting firm and objective third-party, to review executive compensation at First State Financial Corporation and its subsidiary and to recommend potential improvements regarding existing practices. Studies like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the five most highly compensated officers at each company. Generally, this correlates to our Chief Executive Officer, Chief Financial Officer and the named executive officers at our Bank.

The study included a comparison to a custom peer group of 21 publicly traded banks; selected based upon asset size, geographic location, and performance. Based on 2005 year-end financials, it was noted that our performance is favorable to that of our peers. Our efficiency ratio and three-year asset growth are above the 50th percentile and the Bank’s return on average assets and net interest margin exceed the 75th percentile of the peer group. Performance is one consideration in selecting an appropriate compensation benchmark; considering that our top five executives were compared to the market median (50th percentile) compensation.

When comparing the executive base salaries, total compensation, annual incentive plan and benefit plans to proxy data of the peer group, our consultants made recommendations to ensure a complete and competitive compensation package that is typical in the marketplace.

Based on recommendations from our consultants the compensation committee is reviewing the analysis and taking into consideration the recommendations during the 2007 fiscal year. Overall we offer competitive employee benefits; however, our compensation committee is taking into consideration various executive benefits in an effort to protect, reward and retain its key executives. Additionally, the compensation committee will be reviewing the need for long-term incentives and benefits such as employment agreements, change-in-control agreements and termination contracts for the Chief Executive Officer and executive officers. Currently, contracts, agreements, plans or arrangements whether written or unwritten that provide for payment in connection with any termination or change-in-control do not exist.

Overall we recognize the importance of competitive pay as stated above. The review is being used to identify potential improvements regarding existing practices and to identify appropriate compensation levels and compensation design features. The study was conducted out of our duty to our shareholders and executives; in an effort to motivate, retain and attract top performers that drive our performance results.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to the Chief Executive Officer based its annual review of the bank’s performance. For the remaining named executive officers the Compensation Committee of the Board of Directors has granted authority to the Compensation Committee of First State Bank to determine base salary increases and bonus payouts. The Chief Executive Officer makes recommendations to the Compensation Committee of First State Bank that generally, with review and minor adjustments, if any, are approved. With respect to equity compensation awarded to the named executive officers the Compensation Committee of the Board of Directors approves and grants all stock options.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The executive officers of the Company, including the Bank, are elected to their offices for one-year terms at the organizations meeting of the Board of Directors in April of each year. The terms of any executive officers elected after such date expire at the same time as the terms of the executive officers elected at such date.

Corey J. Coughlin, age 60, is President and Chief Executive Officer of the Company and the Bank. Mr. Coughlin served as President and Chief Operating Officer of CNB Florida Bancshares, Inc. from 1998 to 1999 and also served as President and Chief Executive Officer of First Bankshares, Inc. from 1997 to 1998. Mr. Coughlin has been President and Chief Executive Officer of the Bank since July of 2002 and of the Company since May 2003.

Dennis Grinsteiner, age 62, is Senior Vice-President and Chief Financial Officer of the Company and the Bank. Mr. Grinsteiner served as Executive Vice-President, Chief Financial Officer and Cashier of Southern Exchange Bank from 1997 to 2003. Mr. Grinsteiner has been Senior Vice-President and Chief Financial Officer of the Bank since May 2003 and of the Company since January 2005.

Michael K. Worthington, age 50, is Executive Vice-President and Senior Lending Officer of the Bank. Mr. Worthington served as Senior Lending Officer at Peoples Community Bank from 1999 to 2001. Mr. Worthington has been Executive Vice-President and Senior Lending Officer of the Bank since 2003 and has been with the Bank since 2001.

John “Jed” Wilkinson, age 59, is Executive Vice-President and Senior Retail Officer of the Bank. Mr. Wilkinson served as Executive Vice-President and Chief Operating Officer with South Trust Bank from 1987 to 2002 as part of his 16 year tenure with them. Mr. Wilkinson has been Executive Vice- President and Senior Retail Officer of the Bank since November 2002.

David Ruppel, age 53, is Executive Vice-President of the Bank and Manager of Loan Production. Mr. Ruppel came from Florida Banks of Pinellas where he served as President and Chief Executive Officer from 2000 to 2005. Mr. Ruppel joined the Bank in June 2005.

Lester P. Snyder, CPA, age 42, is Executive Vice-President and Senior Credit Officer of the Bank. Prior to joining the Bank in August 2006, Mr. Snyder served as Interim President and Senior Lender for Prestige Financial Partners from 2005 to 2006. Mr. Snyder served as President of FunOptions, LLC from 2004 to 2005. Mr. Snyder served as Senior Vice-President and the North Pinellas Commercial Lending Team Leader of South Trust Bank from 1994 to 2003.

Summary Compensation Table

The following table sets forth all the named executive officers’ compensation for the fiscal year ended 2006 if earned during the year. The named executive officers’ include the Chief Executive officer, the Chief Financial Officer and the three most highly compensated executive officers, whose total annual compensation exceeded $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Corey J. Coughlin President and CEO of the Company and the Bank	2006	$182,656		$130,000	(1)	—	$29,192	—	—	$17,057	(2,3,4,7)	$358,905

Dennis Grinsteiner Senior Vice- President and CFO of the Company and the Bank	2006	$100,306		$25,000		—	$5,957	—	—	$9,900	(3,4)	$141,163

Michael K. Worthington Executive Vice- President and Senior Lending Officer of the Bank	2006	$144,941	(6)	$64,307		—	$9,926	—	—	$12,565	(3,4)	$231,739

John “Jed” Wilkinson Executive Vice- President and Senior Retail Officer of the Bank	2006	$114,348		$50,000		—	$8,935	—	—	$2,732	(4)	$176,015

David Ruppel Executive Vice- President of the Bank and Manager of Loan Production	2006	$131,250		$60,000		—	$9,021	—	—	$9,480	(3,4)	$209,751

(1)	Mr. Coughlin’s bonus of $130,000 was earned in 2006 and paid in March 2007. Mr. Coughlin’s bonus of $110,000 earned during 2005 was paid in February 2006.
(2)	Represents amounts paid by the Company to Mr. Coughlin for director fees of $1,400 and First State Bank director and committee fees of $7,950.
(3)	Represents automobile allowances.
(4)	The Bank has adopted a plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code in which after one year of employment, all employees of the Bank are eligible to participate. The Bank, in its discretion, may match any amounts deferred by employees.
(5)	The fair value of the options granted in 2006 was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: Risk-free interest rate: 4.61%, Expected term: 6.5 years, Expected stock price volatility: 10.81% and Dividend yield: 1.29%.
(6)	Includes $40,000 of income from the exercise of 3,200 non-qualified stock options.
(7)	Personal use of Company furnished automobile valued at $1,615 for 2006.

Chief Executive Officer Compensation

The Compensation Committee met in executive session in February 2007 to award Mr. Coughlin a cash bonus of $130,000 payable in March 2007. This bonus was based on performance results of the 2006 fiscal year. The Compensation Committee considered objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of our management talent, and other matters relevant to our short-term and the long-term success and enhancement of shareholder value. The cash bonus of $130,000 to be paid to Mr. Coughlin in March 2007 represents 36.2% of his total compensation earned in 2006. Mr. Coughlin’s salary for 2007 was increased $32,344 to $215,000 for 2007 and he was awarded 10,000 stock options on February 23, 2007. Mr. Coughlin’s salary was increased $8,750 to $182,656 for 2006 and he was awarded 10,000 stock options on February 14, 2006. Mr. Coughlin’s base salary for 2006 represented 50.9% of his total compensation earned in 2006.

Chief Financial Officer Compensation

In December 2006 the Compensation Committee of First State Bank reviewed Mr. Grinsteiner’s performance to determine his base salary and annual incentive compensation. Mr. Grinsteiner’s salary for 2007 was increased approximately $9,000 to $109,333. In December 2005, the Committee recommended Mr. Grinsteiner’s salary for 2006 be increased approximately $8,000 to $100,306. Mr. Grinsteiner’s salary for 2006 represented 71.1% of his total compensation.

Named Executive Officer Compensation

The remaining named executive officers have the following base salary to total compensation relationships. For 2006, Mr. Worthington’s base salary was $104,941, however, since the $40,000 value realized for the exercise of 3,200 non-qualified stock options is considered compensation his total salary for the year was $144,941. Mr. Worthington’s salary as percentage of total compensation was 62.5% for 2006.

Mr. Wilkinson’s salary was $114,348 during the year, which represented 65.0% of his total compensation. Mr. Ruppel’s salary for 2006 of $131,250 represented 62.6% of his total compensation.

Annual Incentive Compensation

Annual incentive compensation for 2006 was based largely on our 2006 company-wide financial results, including targets with respect to net operating income, and growth in total assets. In December 2006 a cash bonus was granted by the Compensation Committee of First State Bank to Mr. Grinsteiner of $25,000. Mr. Grinsteiner’s bonus represented 17.7% of his overall total compensation.

In December 2006 the Compensation Committee of First State Bank also awarded Mr. Wilkinson and Mr. Ruppel a cash bonus based on the 2006 company-wide financial results as stated above and specific performance improvements related to operations of the bank which they have responsibility for. Mr. Wilkinson, the Senior Retail Officer of the Bank was awarded a cash bonus of $50,000, which represented 28.4% of his total compensation. Mr. Ruppel, the Manager of Loan Production was awarded a cash bonus of $60,000, which represented 28.6% of his total compensation in 2006.

As Senior Lender of the Bank, Mr. Worthington’s annual incentive compensation was paid on a quarterly basis throughout 2006. Mr. Worthington’s annual bonus is based on a factor of total loan production. For the 2006 fiscal year Mr. Worthington was paid a total cash bonus of $64,307, representing 27.7% of his total compensation.

Option Awards

The fair value of stock options is estimated using the Black-Scholes option pricing model. The fair value of options earned during 2006 and granted in February 2007 was $4.98 per option. The fair value of options granted in 2006 was $3.17 per option and the fair value of options granted in 2005 was $2.48 per option. The fair value of the option awards outstanding for each named executive is recognized 20% per year over the five year vesting period.

Grants of Plan-Based Awards Table

Pursuant to the Company’s 2004 Stock Plan, we may grant options up to 500,000 shares to our officers, directors and employees. The following options were issued to the named executive officers in 2006.

Grants of Plan-Based Awards Table

Grant of Plan-Based Awards in Fiscal Year 2006

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date
Corey J. Coughlin	February 14, 2006	February 14, 2006	—	10,000	(1)	$15.50	$15.50
Dennis Grinsteiner	—	—	—	—		—	—
Michael K. Worthington	—	—	—	—		—	—
John “Jed” Wilkinson	—	—	—	—		—	—
David Ruppel	February 14, 2006	February 14, 2006	—	18,000	(1)	$15.50	$15.50

(1)	Options vest 20% per year for five years starting with the first anniversary date.

During 2006, options to acquire 28,000 shares of common stock were awarded under the 2004 Plan, including options to acquire 10,000 shares of common stock awarded to Mr. Coughlin and 18,000 options granted to Mr. Ruppel by the Compensation Committee. The exercise price of the stock options granted is equal to the closing price of our stock on the date of grant. As a long-term incentive the stock options vest over a five year period.

Stock options earned during 2006 and awarded during February 2007 were as follows: 10,000 stock options were granted to our President and Chief Executive Officer, 1,500 stock options were granted to our Chief Financial Officer, 3,000 stock options were granted to the Senior Lending Officer, 1,500 stock options were granted to the Senior Retail Officer and 3,000 stock options were granted to the Manager of Loan Production.

At December 31, 2006, there were 294,400 options available for future grants under the 2004 Stock Plan.

Outstanding Equity Awards at Fiscal Year-End Table

Outstanding Equity Awards

at Fiscal Year-End Table

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Corey J. Coughlin	30,000	—	—	$5.25	November 25, 2012
	6,000	24,000	—	$11.75	April 1, 2015
	—	10,000	—	$15.50	February 14, 2016
Dennis Grinsteiner	2,400	9,600	—	$11.75	April 1, 2015
Michael K. Worthington	—	800	—	$4.00	February 14, 2012
	3,600	14,400	—	$11.75	April 1, 2015
John “Jed” Wilkinson	3,600	14,400	—	$11.75	April 1, 2015
David Ruppel	—	18,000	—	$15.50	February 14, 2016

Our 2004 Stock Plan provides for the grants of Incentive Stock Options to directors and employees. Options are granted by the Compensation Committee of the Board of Directors. Under the Plan options vest 20% per year over the five year vesting period and options expire ten years after the grant date.

Option Exercises and Stock Vested Table

Option Exercises and Stock Vested Table

Option Exercises and Stock Vested in Fiscal Year 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Corey J. Coughlin	—	—	—	—
Dennis Grinsteiner	—	—	—	—
Michael K. Worthington	3,200	$40,000	—	—
John “Jed” Wilkinson	—	—	—	—
David Ruppel	—	—	—	—

Mr. Worthington exercised 3,200 non-qualified stock options during the year, with an exercise price of $4.00 each. The stock market price on the date of exercise was $16.50. The difference between the exercise price and the market price for each share equals the $40,000 value realized upon exercised. The value realized upon exercised is also included in the summary compensation table in the salary column, as the value realized for the exercise of non-qualified stock options is considered compensation.

Director Compensation Table

Director Compensation in Fiscal 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Robert H. Beymer	$1,750	—	—	—	—	—	$1,750
Corey J. Coughlin (2)	$9,350	—	—	—	—	—	$9,350
Daniel P. Harrington	$2,250	—	—	—	—	—	$2,250
Marshall Reynolds	$2,000	—	—	—	—	—	$2,000
Neal W. Scaggs	$2,800	—	—	—	—	—	$2,800
Robert L. Shell, Jr.	$1,750	—	—	—	—	—	$1,750
Thomas W. Wright (1)	$10,225	—	—	—	—	—	$10,225

(1)	Includes fees paid for the attendance of board, audit committee and compensation committee meetings for the Company ($2,500) and First State Bank ($7,725).
(2)	Mr. Coughlin is the Chief Executive Officer and director of the Company and the Bank. Compensation and awards received as Chief Executive Officer is not included on this table. Includes fees paid for the attendance of board and committee meetings for First State Financial Corporation ($1,400) and First State Bank ($7,950).

Our directors are paid fees for attendance of board and committee meetings. During 2006, Directors were paid $350 for each board meeting, with the Chairman of the Board receiving $425, and $250 for each committee meeting.

Equity Compensation Plan Information at December 31, 2006

The following table provides information about options outstanding as of December 31, 2006 and options available to be granted in future years.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	171,615	$10.62	294,400
Equity compensation plans not approved by security holders	—	—	—

Total	171,615	$10.62	294,400

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Neal W. Scaggs, as Chairman, Thomas W. Wright and Marshall Reynolds as of the last fiscal year. The members of the compensation committee are not, nor have they ever formerly been, employees or officers of our Company or of our subsidiary. The members of the Compensation Committee do not have any relationships requiring disclosure by our Company under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2006, the Compensation Committee of the Board of Directors was composed of three members, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers.

General

Under rules established by the SEC, we are required to provide certain information with respect to compensation provided to our President and Chief Executive Officer Corey Coughlin and Chief Financial Officer Dennis Grinsteiner and the named executive officers. The SEC regulations require a report setting forth a description of our executive compensation policy in general and the considerations that led to the compensation decisions affecting Messrs. Coughlin and Grinsteiner and the named executive officers. In fulfillment of this requirement, the Board of Directors and Compensation Committee have prepared the following report for inclusion in this proxy statement.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussion of the Compensation Discussion and Analysis the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year 2006 and this proxy statement.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Neal W. Scaggs, Chairman

Marshall Reynolds

Thomas W. Wright

PERFORMANCE GRAPH

Our common stock trades in the NASDAQ National Market System under the symbol FSTF. We began trading on the NASDAQ National System on December 10, 2004. Prior to that date there was no public market for our common stock.

The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the NASDAQ Composite Index and the SNL NASDAQ Bank Index from December 10, 2004 through December 31, 2006 (assuming a $100 investment on December 10, 2004 and reinvestment of all dividends).

First State Financial Corporation

	Period Ending
Index	12/10/04	12/31/04	06/30/05	12/31/05	06/30/06	12/31/06
First State Financial Corporation	100.00	102.36	98.67	121.82	145.56	137.19
NASDAQ Composite	100.00	102.28	97.04	104.45	103.32	115.30
SNL NASDAQ Bank Index	100.00	102.27	97.35	99.15	103.73	111.32

Source : SNL Financial LC, Charlottesville, VA	434-977-1600
© 2007	www.snl.com

STOCK OWNERSHIP INFORMATION

On December 31, 2006, we had 285 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of our outstanding common stock. According to the rules adopted by the Securities and Exchange Commission, a “beneficial owner” of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The table also includes the common stock owned by our directors and named executive officers as of December 31, 2006. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual includes any shares covered by the exercisable option(s) issued to that individual.

	Amount and Nature of Beneficial Ownership		Percentage of Total (1)
Directors:
Robert H. Beymer	123,254	(2)	2.10%
Corey J. Coughlin	89,562	(3)	1.51%
Daniel P. Harrington	312,178	(4)	5.31%
Marshall Reynolds	429,900		7.32%
Neal W. Scaggs	187,125		3.19%
Robert L. Shell, Jr.	115,189		1.96%
Thomas W. Wright	450,413		7.67%

Named Executive Officers who are not Directors:
Dennis Grinsteiner	6,765	(5)	0.12%
Michael K. Worthington	36,580	(6)	0.62%
John “Jed” Wilkinson	26,524	(7)	0.45%
David Ruppel	47,611	(8)	0.81%

Director and Executive Officer as a Group	1,825,101		30.80%

Note: Fractional shares have been rounded to the nearest whole share.

(1)	Based upon 5,874,450 shares outstanding as of December 31, 2006 plus, for each such person named above, any shares of common stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options.
(2)	Includes 75,138 shares owned by Mr. Beymer’s spouse as to which shares he disclaims beneficial ownership.
(3)	Includes currently exercisable options to acquire 38,000 shares.
(4)	Includes shares held by two companies and a family trust. Mr. Harrington disclaims beneficial ownership of 286,343 shares held by one company.
(5)	Includes currently exercisable options to acquire 2,400 shares and 965 shares held in Company 401(k).
(6)	Includes currently exercisable options to acquire 4,400 shares and 570 shares held in Company 401(k). Also includes 1,129 shares owned in Mr. Worthington’s IRA account and 1,129 shares owned in Mr. Worthington’s spouse’s IRA account of which Mr. Worthington is the beneficiary.
(7)	All shares are owned in Mr. Wilkinson’s IRA account. Also includes currently exercisable options to acquire 3,600 shares.
(8)	Includes 13,950 shares owned in Mr. Ruppel’s IRA. Includes 400 shares owned as custodian of children’s trusts. Includes 461 shares held in 401(k). Includes currently exercisable options to acquire 3,600 shares. Includes 1,500 shares owned in an irrevocable trust of which Mr. Ruppel is the trustee and he disclaims beneficial ownership. Also includes 10,000 shares owned in a family member’s trust, of which Mr. Ruppel is the sole investment officer, however he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers (as defined in Rule 16a-1(f)), directors, and persons owning more than ten percent of a registered class of our common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely upon a review of the copies of forms furnished to us, we believe that during the 2006 fiscal year, all filing requirements applicable to our officers and directors and 10% shareholders were met with the following exceptions.

Mr. Robert Beymer failed to report the ownership of 3,116 shares in his IRA and 75,138 shares held by his spouse. A Form 5 was filed on February 14, 2006 for his shares and the shares owned by his spouse, of which Mr. Beymer disclaims beneficial ownership of the shares owned by his spouse.

On December 31, 2006 Mr. Coughlin had 12,000 shares of common stock pledged as security and Mr. Worthington had 26,037 shares of common stock pledged as security.

SELECTION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors selected Crowe Chizek and Company, LLC, Independent Registered Certified Public Accounting Firm, to audit the financial statements of the Company and the Bank for the fiscal year ending December 31, 2006, and to perform such other services as may be required of them. All services rendered by Crowe Chizek and Company LLC are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy with respect to non-audit services is set forth in Appendix A to this proxy statement.

The following table shows the fees that we paid or accrued for the audit and other services by Crowe Chizek and Company, LLC for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit fees	$75,600	$75,200
Audit-related fees	87,500	1,000
Tax fees	10,275	11,870
All other fees	3,975	530

Total	$177,350	$88,600

Audit fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees.” Of the amount included for 2006, $87,500 was for the attestation on internal controls related to the Sarbanes Oxley Act of 2002.

Tax fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.

All other fees consist of fees billed for products and services other than fees as reported in the above three categories.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2006. Some of our directors are directors, officers, trustees or principal security holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2006. No transactions exceeded $120,000 to a director’s company or $60,000 to an individual director or executive officer of the Company.

All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to banking and financial transactions, the Company and the Bank may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and the Bank are associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations, as determined by item 404(b) of regulation S-K. We expect that we and the Bank will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

CODE of ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer and principal financial officer. The Code of Ethics is available without charge upon request by contacting our Corporate Secretary in writing at First State Financial Corporation, 22 S. Links Ave., Suite 100, Sarasota, Florida, 34236 or by visiting our Investor Relations page of our website, at www.firststatefl.com.

SHAREHOLDER COMMUNCIATION with the BOARD of DIRECTORS

Shareholder Proposals for the 2008 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2008 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 1, 2007. To ensure prompt receipt by us, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with the bylaws. Proposals must be delivered to the secretary of the Company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to our Corporate Secretary at the address of our principal office at 22 S. Links Ave., Sarasota, Florida, 34236. The recipient will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Appendix A

AUDIT COMMITTEE PREAPPROVAL POLICY ON USE OF INDEPENDENT

AUDITOR FOR NON-AUDIT SERVICES

Introduction

The Sarbanes-Oxley Act (“Act”) and related Securities and Exchange Commission Rule “Strengthening the Commission’s Requirements Regarding Auditor Independence” establish strict guidelines for the use of our external auditor for any purpose other than the audit (audit services would include all services performed to comply with the audit, service in connection with statutory and regulatory filings such as comfort letter, statutory audit, attest services, consents and review of quarterly information and procedures required in connection with SEC filings).

The Audit Committee has established this policy regarding the use of external auditors for non-audit services as follows: 1) the Company will not use the outside auditor for any of the nine service areas defined as incompatible services under the Act, 2) the Audit Committee will not engage the outside auditor to perform any services unless the Audit Committee, acting as the full Committee or through a designee, concludes that the service, and the extent of the engagement, are designed in a way that ensure the independence of the audit.

This policy outlines the circumstances under which the Company may engage the independent auditor.

Purpose

The purpose of this policy is to allow the company to utilize the independent auditor to provide non-audit services when management and the Audit Committee conclude that such an arrangement does not impair the independence of the auditor in fact or appearance.

Criteria

The Company endorses the criteria established by the Act and related SEC Rule. All of the following must be met in order for the Company to engage the external auditor to provide non-audit services.

Required by the Act

By performing this service the auditor cannot be placed in the position of auditing their own work (such as performing actuarial services):

In performing this service the auditor cannot function as part of management or as an employee (such as recruiting or designing employee benefit plans);

The auditor cannot act as an advocate of the client (such as providing legal or expert services);

The auditor cannot be a promoter of the Company’s stock or financial interests. The auditor cannot perform any of the following services explicitly prohibited by the Act and SEC Rule:

1.	Bookkeeping or other services related to the accounting records or financial statements of the audit client.

2.	Financial Information Systems Design and Implementation.

3.	Appraisal or valuation services, fairness opinions, or contributed-in-kind reports.

4.	Actuarial services.

5.	Internal audit outsourcing services.

6.	Management functions or human resources.

7.	Broker or dealer, investment advisor, or investment banking services.

8.	Legal services.

9.	Expert services unrelated to the audit.

A-1

Audit Committee Evaluation and Approval

The Approver, whether the full Committee or its designee, will evaluate the service against the criteria described above. As part of the evaluation, the Approver will also discuss the potential impairment of auditor independence with management. If the results of the evaluation lead to approval of the service, such approval will be documented in the Audit Committee minutes.

Audit Committee Designee

The Sarbanes-Oxley Act of 2002 authorizes the audit committee to delegate1 pre-approval to one or more audit committee members who are independent directors of the board of directors. Any such designation will be duly noted in the audit committee minutes.

This policy has been adopted by the Audit Committee on the 8th of November, 2004.

AUDIT COMMITTEE

By:	/s/ Neal W. Scaggs
Neal W. Scaggs

Date: November 8, 2004

[1]

Title II, Section 202, (i) (3) DELEGATION AUTHORITY – The audit committee of an issuer may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant preapprovals required by this subsection. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full audit committee at each of its scheduled meetings.

A-2

Appendix B

AUDIT COMMITTEE CHARTER

FIRST STATE FINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

As approved at the November 8, 2004 meeting of the Audit Committee and Board of Directors

I. Committee Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of First State Financial Corporation (“the Company), each of whom shall be independent directors as determined in accordance with the Rules of NASDAQ Stock Market. All members of the Committee shall have an understanding of fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise. When possible, Committee members shall be evenly elected from the various subsidiary banks. The members of the Committee shall be appointed by the Company’s Chairman and shall hold office until they resign or are removed, or until their respective Successors shall be duly appointed. The Company’s Chairman may also select a chairperson and a Secretary. Unless the Company’s Chairman appoints a Chairperson and a Secretary, the members of the Committee may designate these positions by a majority vote of the full Committee membership.

II. Meetings

The Committee shall meet at least twice each year, and at such additional times, if any, as the Committee may deem advisable. Members of the Committee may participate in meetings either in person or by means of telephone conference. The Chairperson shall be responsible for setting meeting dates and time, agenda, maintaining order (chairing the meeting) and reporting to the Company’s full Board of Directors. In addition, the Internal Auditor shall also have the authority to call for a meeting of the Committee. The Secretary shall be responsible for taking the minutes, maintaining an ongoing minute book, and distributing copies of the minutes to the Company’s directors.

III. Training and Resources

The Committee shall be provided adequate resources to discharge their responsibilities, including requests for training. The Company’s internal auditor shall be given unrestricted access to the Committee. In addition, the Committee shall have unrestricted authority to engage independent counsel and other advisors when it deems such action to be appropriate, the fees and expenses of whom to be paid by the Company.

IV. Responsibilities

The responsibilities of the Audit Committee shall be to:

A. Review this Charter at least annually and recommend any changes to the Board.

B. Review and discuss the audited financial statements with management.

C. Make a recommendation to the Board as to whether the audited financial statements reviewed by the Committee should be included in the Company’s Annual Report on Form 10-K or Form 10-KSB to be filed with the Securities Exchange Commission with respect to the fiscal year for which the audited financial statements were prepared.

B-1

D. Review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. I (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented and take, or recommend that the Board take, any action the Committee deems appropriate to oversee the independence of the outside auditors.

E. Discuss with the independent accountants the matters required to be discussed SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

F. Review any disagreement among management and the independent accountants concerning accounting principles or practices, financial statement disclosures, or auditing scope or procedure, in connection with the preparation of the financial statements.

G. Approve the appointment, compensation and oversight of the work of the independent accountants for the purpose of preparing or issuing an audit report or related work, and such independent accountants shall report directly to the Committee. The Committee also shall evaluate the performance of the independent accountants; approve any proposed discharge of the independent accountants, where appropriate; and approve the selection of any successor independent accounts.

H. Review and approve the annual audit plan submitted by the Company’s internal auditor. Also, review the results of the audits performed as scheduled by the audit plan at least twice each year, and include such review in the formal minutes.

I. Review periodic regulatory examination reports and other audit reports of the Company.

J. Preapprove all auditing services (which may entail providing comfort letters in connection with Securities underwritings) and non-audit services, other than as provided by the Sarbanes-Oxley Act of 2002, provided to the Company by its independent accountants. The Committee may delegate to one or more designated members who are independent directors of the Board, the authority to grant preapprovals required by this paragraph. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this paragraph shall be presented to the full Committee at each of its scheduled meetings.

K. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) a confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

B-2

Appendix C

FIRST STATE FINANCIAL CORPORATION

COMPENSATION COMMITTEE CHARTER

1. General.

The Compensation Committee (the “Committee”) has been designated by the Board of Directors (the “Board”) of First State Financial Corporation (the “Company”) to assist the Board in discharging its responsibilities relating to (i) the compensation of the Chief Executive Officer of the Company (the “Company CEO”), the Chief Executive Officer of First State Bank (the “Bank CEO”), and the senior officers of the Company and its subsidiaries (the “Senior Management”); (ii) the administration of specific incentive compensation plans that the Committee is assigned responsibility to administer, including stock plans, and incentive compensation plans; (iii) assessing the effectiveness of succession planning relative to the Company CEO, the Bank CEO and members of Senior Management; and (iv) the approval, review and oversight of certain other benefit plans of the Company.

The Committee shall have and may exercise all the powers and authority of the Board, except as may be prohibited by law, with respect to all matters encompassed by this Compensation Committee Charter (the “Charter”).

2. Membership.

The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall be a person the Board has determined satisfies appropriate independence standards. In addition, each member of the Committee shall (a) satisfy the independence requirements of the NASDAQ Stock Market, (b) be a “non-employee director” as defined by Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board shall designate the members of the Committee at the Board meeting (the “Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company, and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced, or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board may or (if the Committee would otherwise have fewer than three members) shall, based on the recommendation of the Corporate Governance and Nominating Committee, designate another director of the Company to fill the resulting vacancy for his or her unexpired term. Furthermore, if for any reason the Board does not designate the members of the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to designate new members of the Committee. If the Board fills a vacancy on the Board, or if a new director is otherwise elected to the Board, the Board may designate such new director as a member of the Committee. The Board may remove or replace a member of the Committee at any time.

3. Internal Governance and Procedures.

The Board shall designate one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced, or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall designate another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. In addition, the Chairperson shall periodically report the Committee’s findings and conclusions to the Board. The Board may remove or replace the Chairperson at any time. The Committee may establish such rules of procedure as it determines to be necessary or appropriate to conduct its business, including rules regarding notice of meetings, quorum, voting, preparation of agendas and distribution of materials, so long as such rules do not contravene the provisions of the By-Laws, applicable law, or the express provisions of this Charter. The Committee shall meet as often as it determines, but not less than two times annually. Meetings of the Committee may be held telephonically and any member of the Committee may participate in any meeting telephonically. The Committee may invite such persons, in addition to the members of the Committee, as it deems appropriate to attend all or part of any meetings.

The Committee shall maintain minutes of its meetings and written records of its actions. The Committee shall be authorized to meet, as frequently as it determines is necessary or appropriate, with the Company’s management, compensation consultants, or the independent auditors in separate executive sessions to discuss any matters that the Chairperson or any other member of the Committee believes should be discussed privately. To the extent permitted by applicable legal requirements, the Committee may delegate specified duties and responsibilities of the Committee to a subcommittee consisting of one or more members of the Committee that is created by a vote of a majority of the members of the Committee. Any decision of a subcommittee or member made pursuant to any authority delegated by the Committee shall be reported to the full Committee at its next scheduled meeting. Any subcommittee of the Committee shall be governed by such procedures as the Committee shall determine from time to time. The Committee, in carrying out its responsibilities, shall review its internal procedures periodically in order to best react to changing conditions and circumstances.

4. Duties and Responsibilities.

The Committee satisfies its principal duties and responsibilities through certain actions that are described in this Section 4. From time to time, it may be necessary for the Committee to take additional actions (other than those described below), given the Committee’s general power and authority, and to fulfill the Committee’s general purpose as described in Section 1. The Committee shall perform the duties and responsibilities of a compensation committee as contemplated by applicable provisions of the Code and the rules and regulations thereunder, and this Charter, and in conformity with other applicable law. The Committee shall provide to the Board such other assistance as the Board shall request in connection with the general oversight of the Company’s compensation, equity and benefit plans.

Without limiting the generality of the foregoing, in order to fulfill its purposes as described above, the Committee shall have the following duties and responsibilities:

a. Review the overall compensation philosophy of the Company.

b. Review and approve the corporate goals and objectives relevant to compensation. The Committee will take into account whether (i) the compensation of Senior Management is reasonably related to corporate performance, and (ii) the compensation programs of Senior Management are properly coordinated and achieving their intended purpose.

c. Evaluate the performance of the Company CEO and the Bank CEO in light of the corporate goals and objectives and determine and approve the compensation level of the Company CEO and the Bank CEO based on that evaluation. Such evaluation shall include an assessment of all components of the compensation arrangement.

d. Administer the Company’s equity compensation plans and other plans that it is assigned responsibility to administer, including (i) reviewing and approving the recommendations of the Compensation Committee of First State Bank for equity compensation plans and other plans relevant to the senior and executive officers of First State Bank, (ii) taking action on the establishment of, or amendment to, such plans, including making recommendations to the Board concerning such plans, and (iii) taking action on grants and awards under such plans and other matters provided in the respective plans.

e. Review on a periodic basis other benefit plans sponsored by the Company to determine whether they are properly coordinated and achieving their intended purposes. In addition, the Committee will consider, from time to time, amendments to existing benefit plans and proposals for new benefit plans and, if appropriate, recommend the same for approval to the Board.

f. Issue a report on executive compensation to be included in the Company’s annual report, if required by Securities and Exchange Commission regulations.

g. Review on a periodic basis and report to the Board on succession planning with respect to Senior Management, including emergency procedures for succession in the event of an unexpected death, disability or departure of the Company CEO or the Bank CEO.

h. Make periodic reports to the Board.

i. Perform such other functions as are consistent with the purposes of the Committee or as may be delegated to it by the Board from time to time.

Except where the Committee otherwise expressly determines (and so notes its determination in writing or in the minutes of a meeting) or applicable law otherwise expressly requires, the Committee shall not act as a fiduciary with respect to any benefit plan or program of the Company under ERISA or otherwise.

5. Engagement of Advisers; Funding.

The Committee shall have the authority to engage and obtain advice and assistance from such independent counsel and other advisers as the Committee determines to be necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to any compensation consultant for the purpose of rendering or issuing a report or related work or performing other services for the Committee or the Company, (ii) compensation to any counsel or other advisers engaged by the Committee as provided above, and (iii) the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the sole authority to engage, retain and terminate any compensation consultant to be used to assist it in the performance of its duties hereunder, and shall have the sole authority to approve such consultant’s fees and other retention terms.

6. Annual Review of Charter and Performance Evaluation of the Committee.

The Committee shall review and reassess at least annually the adequacy of this Charter and shall recommend any changes it deems appropriate to the Board. The Committee shall annually review the Committee’s own performance. In addition, the Board shall conduct an annual performance evaluation of the Committee. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST STATE FINANCIAL CORPORATION

April 9, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

òPlease detach along perforated line and mail in the envelope provided.ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: ☐ For all nominees	Robert H. Beymer Corey J. Coughlin Daniel P. Harrington	To change the address on your account, please check the box at the right and indicate your new address in the address space below. please note that changes to the registered name(s) on the account may not be submitted via this method.☐

☐ Withhold authority for all nominees	Marshall Reynolds Neal W. Scaggs Robert L. Shell, Jr.	☐ I plan to attend the annual meeting.

☐ For all except (see instructions below)	Thomas W. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of shareholder                          Date              Signature of shareholder                          Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRST STATE FINANCIAL CORPORATION

22 S. Links Ave.

Sarasota, FL 34236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neal W. Scaggs and Thomas W. Wright as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of First State Financial Corporation held of record by the undersigned on March 9, 2007, at the Annual Meeting of Shareholders to be held at the Longboat Key Club located at 301 Gulf of Mexico Drive, Longboat Key, Florida, 34228, on April 9, 2007, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)